EXHIBIT D

                                    GUARANTY

     In consideration of, and as a material inducement to, BRE/METROCENTER LLC, a Delaware limited liability company, (the "Landlord"), executing and delivering simultaneously herewith, in reliance upon this Guaranty, that certain Lease dated August ___, 2002 (the "Lease"), between Landlord and DCA OF CHEVY CHASE, LLC, a Maryland limited liability company (the "Tenant"), the undersigned, DIALYSIS CORPORATION OF AMERICA, a Florida corporation (the "Guarantor"), hereby unconditionally and absolutely guarantees unto Landlord, its successors and assigns, the full, prompt and complete payment by Tenant of the Rent (which shall include only the Basic Monthly Rent, additional rent, increases in the Basic Cost over the Initial Cost, increases in ground rent payments, utilities and similar rental payments, but exclusive of reimbursements and charges for any other defaults or other failures by Tenant to perform under the Lease) payable by Tenant during the first two (2) lease years of the Term of the Lease.

     Guarantor does hereby waive notice of any and all defaults on the part of Tenant, waives acceptance and notice of acceptance of this Guaranty, and waives all demands for payment and/or performance; and Guarantor agrees that no delay on the part of Landlord in enforcing any of its rights or remedies or insisting thereupon, nor any extension of time nor any changes or modifications in or to, or in connection with the Lease, shall in any way limit, affect or impair the liability of Guarantor hereunder; and Guarantor hereby expressly consents to and approves thereof with the same force and effect as though its written consent had been given to each of such delays, extensions, changes and modifications. GUARANTOR DOES HEREBY WAIVE ITS RIGHT TO TRIAL BY JURY IN ANY ACTION OR COUNTERCLAIM BROUGHT BY LANDLORD ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THE LEASE, THE USE AND OCCUPANCY OF THE PREMISES, OR IN
ANY  WAY  CONNECTED  WITH  THIS  GUARANTY.

     This Guaranty is independent of and in addition to any security or other remedies which Landlord has or may have for the performance of any of the obligations on the part of Tenant; and Guarantor agrees that Landlord shall not be required to resort to any other security or other remedies before proceeding upon this Guaranty, but that Landlord may proceed hereunder against Guarantor at any time it sees fit, independently of or concurrently with any other remedies it may have.

     If Guarantor is a corporation and is merged into or with any other company, firm or corporation, the resulting merged company, firm or corporation shall become liable as Guarantor under this Guaranty to the same extent as the original named Guarantor hereunder.

     If Guarantor is a corporation or a partnership (general or limited), firm or other entity, the officers or parties executing this Guaranty on behalf of the Guarantor hereby jointly and severally warrant and represent that Guarantor has full power and authority to guarantee the Lease and to make and execute this Guaranty and that this Guaranty is fully and legally binding upon Guarantor and its property and assets.

     If this Guaranty is executed by two or more corporations, individuals, firms, partnership (general or limited) or other entities (or any combination thereof) the liability of said parties executing this Guaranty shall be joint and several.

     This Guaranty shall be binding upon the undersigned, the undersigned's successors and assigns, and shall inure to the benefit of Landlord, its successors and assigns, and to the benefit of any successors to the interest of Landlord under the Lease and/or to the Building in which the premises demised under the Lease are situate.

     Despite the foregoing, (a) Guarantor's liability under this Guaranty is limited to the sum of (i) the Rent (as defined in the first paragraph of this Guaranty) that is payable under the first two (2) lease years of the Term (and no other obligations of Tenant) and (ii) all reasonable attorneys' fees incurred by Landlord in connection with enforcing the Guarantor's obligations under this Guaranty, and (b) from and after the date that Tenant has fully paid all of the Rent that is due under the Lease during the first (1st) two (2) lease years of the Term, this Guaranty shall be of no further force or effect.

     IN WITNESS WHEREOF, the undersigned has duly executed this Guaranty under seal as of the ___ day of August _____, 2002.

                                        DIALYSIS  CORPORATION  OF  AMERICA,
                                        a  Florida  corporation


                                        By:    /s/  Thomas  K.  Langbein  (SEAL)
                                               ---------------------------------
                                        Name:  THOMAS  K.  LANGBEIN
                                               ---------------------------------
                                        Title:  Chief  Executive  Officer  and
                                                Chairman  of  the  Board
                                               ---------------------------------

State  of  New  Jersey     )
                           )  to  wit:
County  of  Bergen         )

     On this the ______ day of August, 2002, before me, the subscriber, a Notary Public in and for the jurisdiction aforesaid, personally appeared THOMAS K. LANGBEIN, who acknowledged himself to be the CH. OF BD. & CEO of Dialysis
Corporation of America, and that he, as such, being authorized so to do, executed the foregoing and annexed Guaranty for the purposes contained therein, by signing the name of the corporation by himself as CH. OF BD. & CEO.

     IN  WITNESS  WHEREOF,  I  hereunto  set  my  hand  and  official  seal.


                                   /s/  Nancy  A.  Cox
                                   -----------------------------------------
                                   Notary  Public  of  New  Jersey
                                   My  Commission  Expires:  March  6,  2005

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